Exhibit 3.180

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:47 PM 02/20/2008
FILED 08:02 PM 02/20/2008
SRV 080192393 - 4507750 FILE

CERTIFICATE OF FORMATION

OF

OCALA BEHAVIORAL HEALTH, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

I.

The name of the limited liability company (the "Company") is Ocala Behavioral Health, LLC.

II.

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.

This Certificate of Formation shall be effective upon filing of the Certificate in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ocala Behavioral Health, LLC on this 20th day of February, 2008.

By: [signature]
Keith E. Thompson, Esq.
Authorized Person